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                                                                    Exhibit 4.11

                               Merrill Lynch & Co.
                      Merrill Lynch, Pierce, Fenner & Smith
                                  Incorporated
                         Banc of America Securities LLC


                          REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the "Agreement") is made and entered into this 19/th/ day of November, 2001, among Sonic Automotive, Inc., a Delaware corporation (the "Company"), the guarantors set forth on the signature page hereto (each a "Guarantor" and collectively, the "Guarantors"), Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Banc of America Securities LLC (collectively, the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement, dated November 8, 2001 among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $75 million principal amount of the Company's 11% Senior Subordinated Notes due 2008, Series C, and related guarantees (collectively, the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.  Definitions.
              -----------

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time
           --------
     to time.

          "1934 Act" shall mean the Securities Exchange Act of l934, as amended
           --------
     from time to time.

          "Closing Date" shall mean the Closing Time as defined in the Purchase
           ------------
     Agreement.

          "Company" shall have the meaning set forth in the preamble and shall
           -------
     also include the Company's successors.

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          "Depositary" shall mean The Depository Trust Company, or any other
           ----------
     depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

          "Exchange Offer" shall mean the exchange offer by the Company of
           --------------
     Exchange Securities for Registrable Securities or Original Securities pursuant to Section 2.1 hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933
           ---------------------------
     Act effected pursuant to Section 2.1 hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer
           -------------------------------------
     registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

          "Exchange Period" shall have the meaning set forth in Section 2.1
           ---------------
     hereof.

          "Exchange Securities" shall mean (i) the 11% Senior Subordinated Notes
           -------------------
     due 2008, Series D, issued by the Company and (ii) the related guarantees issued by the Guarantors, in each case under the Indenture containing terms identical to the Securities in all material respects (except for references to certain interest rate provisions, restrictions on transfers and restrictive legends), to be offered to (i) Holders of Securities in exchange for Registrable Securities and (ii) holders of Original Securities in exchange for Original Securities pursuant to the Exchange Offer.

          "Holder" shall mean an Initial Purchaser, for so long as it owns any
           ------
     Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture and each Participating Broker-Dealer that holds Exchange Securities for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

          "Indenture" shall mean the Indenture relating to the Securities, the
           ---------
     Exchange Securities and the Private Exchange Securities, dated as of November 19, 2001 between the Company and U.S. Bank Trust National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

          "Initial Purchasers" shall have the meaning set forth in the preamble.
           ------------------

          "Majority Holders" shall mean the Holders of a majority of the
           ----------------
     aggregate principal amount of Outstanding (as defined in the Indenture) Registrable

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     Securities; provided that whenever the consent or approval of Holders of a
                 --------
     specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company and other obligors on the Securities or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

          "Original Indenture" shall mean the Indenture, dated as of July 1,
           ------------------
     1998, between the Company, U.S. Bank Trust National Association, as trustee and the Guarantors and Initial Purchasers named therein, as amended or supplemented from time to time, in accordance with the terms thereof.

          "Original Securities" shall mean the $125,000,000 11% Senior
           -------------------
     Subordinated Notes due 2008 of the Company and the related guarantees outstanding under the Original Indenture.

          "Participating Broker-Dealer" shall mean any of Merrill Lynch, Pierce,
           ---------------------------
     Fenner & Smith Incorporated ("Merrill Lynch"), Banc of America Securities LLC and any other broker-dealer which makes a market in the Securities and exchanges Registrable Securities in the Exchange Offer for Exchange Securities.

          "Person" shall mean an individual, partnership (general or limited),
           ------
     corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Private Exchange" shall have the meaning set forth in Section 2.1
           ----------------
     hereof.

          "Private Exchange Securities" shall have the meaning set forth in
           ---------------------------
     Section 2.1 hereof.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
     Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble.
           ------------------

          "Registrable Securities" shall mean the Securities and, if issued, the
           ----------------------
     Private Exchange Securities; provided, however, that the Securities and, if issued, the Private Exchange Securities, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities and, if issued, such Private Exchange Securities, shall have been declared effective under the 1933 Act and

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     such Securities or Private Exchange Securities, as the case may be, shall have been disposed of pursuant to such Registration Statement, (ii) such Securities and, if issued, such Private Exchange Securities have been sold to the public pursuant to Rule l44 (or any similar provision then in force, but not Rule 144A) under the 1933 Act, (iii) such Securities or Private Exchange Securities, as the case may be, shall have ceased to be outstanding or (iv) the Exchange Offer is consummated (except in the case of Securities purchased from the Company and continued to be held by the Initial Purchasers).

          "Registration Expenses" shall mean any and all expenses incident to
           ---------------------
     performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and the reasonable fees and expenses of its counsel) that is required to be retained by any holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities, Registrable Securities or Original Securities and any filings with the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities or Original Securities on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and expenses of the Initial Purchasers in connection with the Exchange Offer, including the reasonable fees and expenses of counsel to the Initial Purchasers in connection therewith, (ix) the reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson, special counsel representing the Holders of Registrable Securities and (x) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the fees and expenses of any special experts retained by the Company in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities or Original Securities by a Holder.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
     Company which covers any of the Exchange Securities, Registrable Securities or

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     Original Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission or any
           ---
     successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

          "Shelf Registration" shall mean a registration effected pursuant to
           ------------------
     Section 2.2 hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration
           ----------------------------
     statement of the Company pursuant to the provisions of Section 2.2 of this Agreement which covers all of the Registrable Securities or all of the Private Exchange Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the Securities, the
           -------
     Exchange Securities and the Private Exchange Securities under the
     Indenture.

          2.  Registration Under the 1933 Act.
              -------------------------------

          2.1 Exchange Offer. The Company and the Guarantors shall, for the
              --------------
benefit of the Holders, at the Company's and the Guarantors' cost, use their reasonable best efforts to (A) prepare and, as soon as practicable but not later than 60 days following the Closing Date, file with the SEC an Exchange Offer Registration Statement on an appropriate form under the 1933 Act with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Registrable Securities (other than Private Exchange Securities) or Original Securities, of a like principal amount of Exchange Securities, (B) to cause the Exchange Offer Registration Statement to be declared effective under the 1933 Act within 135 days of the Closing Date, (C) keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (D) cause the Exchange Offer to be consummated not later than 165 days following the Closing Date, provided, however, that the Company agrees that it will not consummate the Exchange Offer until after it has made its February 1, 2001 interest payment. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities and each holder eligible and electing to exchange Original Securities for Exchange Securities (assuming that such Holder or holder (a) is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (b) is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, (c) acquired the Exchange Securities in the ordinary course of such Holder's or holder's business and (d) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the 1933 Act and under state securities or blue sky laws.

               In connection with the Exchange Offer, the Company and the Guarantors shall:

                      (a) mail as promptly as practicable to each Holder and each holder of Original Securities a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                      (b) keep the Exchange Offer open for acceptance for a period of not less than 30 calendar days after the date notice thereof is mailed to the Holders and the holders of Original Securities (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

                      (c) utilize the services of the Depositary for the Exchange Offer;

                      (d) permit Holders and holders of Original Securities to withdraw tendered Registrable Securities or Original Securities at any time prior to 5:00 p.m. (Eastern Standard Time), on the last business day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder or holder or Original Securities, the principal amount of Registrable Securities or Original Securities delivered for exchange, and a statement that such Holder or holder of Original Securities is withdrawing such party's election to have such Securities exchanged;

                      (e) notify each Holder that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

                      (f) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

               If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having the status of an unsold allotment in the initial distribution, the Company and the Guarantors upon the request of any Initial Purchaser shall, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for the Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company, guaranteed by the Guarantors on a senior basis, that are identical (except that such securities shall bear appropriate transfer restrictions) to the Exchange Securities (the "Private Exchange Securities").

                      The Exchange Securities and the Private Exchange Securities shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture but that the Private Exchange Securities shall be subject to such transfer restrictions. The Indenture or such indenture shall provide that the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter. The Private Exchange Securities shall be of the same series as and the Company and the Guarantors shall use all commercially reasonable efforts to have the Private Exchange Securities bear the same CUSIP number as the Exchange Securities. Neither the Company nor any of the Guarantors shall have any liability under this Agreement solely as a result of such Private Exchange Securities not bearing the same CUSIP number as the Exchange Securities.

                      As soon as practicable after the close of the Exchange Offer and/or the Private Exchange, the Company and the Guarantors shall:

                             (i)    accept for exchange all Registrable
                      Securities and Original Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

                             (ii) accept for exchange all Securities properly tendered pursuant to the Private Exchange;

                             (iii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities and Original Securities so accepted for exchange; and

                             (iv) cause the Trustee promptly to authenticate and deliver Exchange Securities or Private Exchange Securities, as the case may be, to each Holder of Registrable Securities and each holder of Original Securities so accepted for exchange in a principal amount equal to the principal amount of the Registrable Securities or Original Securities of such party so accepted for exchange.

                      Interest on each Exchange Security and Private Exchange Security will accrue from the last date on which interest was paid on the Registrable Securities or Original Securities surrendered in exchange therefor or, if no interest has been paid on the

Registrable Securities, from the date of original issuance. The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or the Private Exchange, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Registrable Securities in accordance with the Exchange Offer and the Private Exchange, (iii) that each Holder of Registrable Securities exchanged in the Exchange Offer shall have represented that all Exchange Securities to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Exchange Offer it shall have no arrangement or understanding with any person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or other appropriate form under the 1933 Act available, (iv) that the Exchange Offer will not be consummated with respect to any Original Securities unless at least $50,000,000 in aggregate face value of such Original Securities are tendered and not withdrawn during the Exchange Period; provided, however, that the failure to achieve such threshold will not prevent the consummation of the Exchange Offer with respect to any Registrable Securities, and (v) that no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer or the Private Exchange which, in the Company's and the Guarantors' judgment, would reasonably be expected to impair the ability of the Company and the Guarantors to proceed with the Exchange Offer or the Private Exchange. The Company and the Guarantors shall inform the Initial Purchasers of the names and addresses of the Holders and holders of Original Securities to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such parties and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

                      2.2    Shelf Registration. (i) If, because of any changes
                             ------------------
in law, SEC rules or regulations or applicable interpretations thereof by the staff of the SEC, the Company and the Guarantors are not permitted to effect the Exchange Offer as contemplated by Section 2.1 hereof, (ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 135 days following the original issue of the Registrable Securities or the Exchange Offer is not consummated within 165 days after the original issue of the Registrable Securities, (iii) upon the request of any of the Initial Purchasers or (iv) if a Holder is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradeable Exchange Securities pursuant to the Exchange Offer, then in case of each of clauses (i) through (iv) the Company and the Guarantors shall, at their cost:

                             (a) As promptly as practicable, file with the SEC,
                      and thereafter shall use their reasonable best efforts to cause to be declared effective within 165 days after the original issue of the Registrable Securities, a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders participating in the Shelf Registration and set forth in such Shelf Registration Statement.

                             (b) Use their reasonable best efforts to keep the
                      Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC, or for such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding or otherwise to be Registrable Securities (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein.

                             (c) Notwithstanding any other provisions hereof,
                      use their reasonable best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                      The Company and the Guarantors shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement. The Company and the Guarantors further agree, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                      2.3    Expenses. The Company and the Guarantors shall pay
                             --------
all Registration Expenses in connection with the registration pursuant to
Section 2.1 or 2.2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                      2.4.   Effectiveness. (a) The Company and the Guarantors
                             -------------
will be deemed not have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company or any of the Guarantors voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities or the holders of Original Securities covered thereby not being able to exchange or offer and sell such Registrable Securities or Original Securities during that period as and to the extent contemplated hereby, unless such action is required by applicable law.


                             (b)    An Exchange Offer Registration Statement
pursuant to Section 2.1 hereof or a Shelf Registration Statement pursuant to
Section 2.2 hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of (i) Registrable Securities or Original Securities pursuant to an Exchange Offer Registration Statement or (ii) Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of such securities pursuant to such Registration Statement may legally resume.

                      2.5    Interest. The Indenture executed in connection with
                             --------
the Securities will provide that in the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th calendar day following the date of original issue of the Securities, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 135th calendar day following the date of original issue of the Securities or (c) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 165th calendar day following the date of original issue of the Securities (each such event referred to in clauses (a) through (c) above, a "Registration Default"), the interest rate borne by the Securities and the Private Exchange Securities shall be increased ("Additional Interest") by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate will increase by one quarter of one percent each 90-day period that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Following the cure of all Registration Defaults the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

                      If the Shelf Registration Statement is declared effective but shall thereafter become unusable by the Holders for any reason, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the interest rate borne by the Securities and the Private Exchange Securities (so long as the Private Exchange Securities have the status of an unsold allotment at the time of the Exchange Offer) will be increased by

0.25% per annum of the principal amount of the Securities and the Private Exchange Securities for the first 90-day period (or portion thereof) beginning on the 31st such date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional 0.25% per annum of the principal amount of the Securities and the Private Exchange (so long as the Private Exchange Securities have the status of an unsold allotment at the time of the Exchange Offer) at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Any amounts payable under this paragraph shall also be deemed "Additional Interest" for purposes of this Agreement. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Securities and the Private Exchange Securities will be reduced to the original interest rate if the Company is otherwise in compliance with this Agreement at such time. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

                  The Company and the Guarantors shall notify the Trustee within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities and Private Exchange Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

                  3.   Registration Procedures.
                       -----------------------

                  In connection with the obligations of the Company and the Guarantors with respect to Registration Statements pursuant to Sections 2.1 and
2.2 hereof, the Company and the Guarantors shall:

                  (a) prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company and the Guarantors, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling holders thereof (including sales by any Participating Broker-Dealer);

                  (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holders that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Registrable Securities and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits, in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                  (d) in the case of a Shelf Registration, use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request by the time the applicable Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that none of the Company and the Guarantors shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

                  (e) notify promptly each Holder of Registrable Securities under a Shelf Registration or any Participating Broker-Dealer who has notified the Company and the Guarantors that it is utilizing the Exchange Offer Registration Statement as provided in paragraph (f) below and, if requested by such Holder or Participating Broker-Dealer, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) in the case of a Shelf Registration, if, between the effective date of such Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the Exchange Securities, as the case may be, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate;

                  (f) (A) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution" which section shall be reasonably acceptable to Merrill Lynch on behalf of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities or Original Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 promulgated under the 1934 Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of Merrill Lynch on behalf of the Participating Broker-Dealers and its counsel, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities or Original Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request, (iii) hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and
(iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

                  "If the exchange offeree is a broker-dealer holding Registrable Securities or Original Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities or Original Securities pursuant to the Exchange Offer;" and

(y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act; and

                             (B)    in the case of any Exchange Offer
Registration Statement, the Company and the Guarantors agree to deliver to the Initial Purchasers on behalf of the Participating Broker-Dealers upon the effectiveness of the Exchange Offer Registration Statement (i) an opinion of counsel or opinions of counsel substantially in the form attached hereto as Exhibit A, (ii) officers' certificates substantially in the form customarily delivered in a public offering of debt securities and (iii) a comfort letter or comfort letters in customary form to the extent permitted by Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants (or if such a comfort letter is not permitted, an agreed upon procedures letter in customary form) from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) at least as broad in scope and coverage as the comfort letter or comfort letters delivered to the Initial Purchasers in connection with the initial sale of the Securities to the Initial Purchasers;

                  (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

                  (h) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                  (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

                  (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three business days prior to the closing of any sale of Registrable Securities;

                  (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use their best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or will remain so qualified. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

                  (l) in the case of a Shelf Registration, within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers on behalf of such Holders; and make representatives of the Company and the Guarantors as shall be reasonably requested by the Holders of Registrable Securities, or the Initial Purchasers on behalf of such Holders, available for discussion of such document;

                  (m) use their reasonable best efforts to obtain a CUSIP number for all Exchange Securities, Private Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities, Private Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

                  (n) (i) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (o) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                           (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

                           (ii) obtain opinions of counsel to the Company and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                           (iii) obtain "cold comfort" letters and updates
                  thereof from the Company's and the Guarantors' independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Registrable Securities (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                           (iv) enter into a securities sales agreement with the
                  Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

                           (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; provided such underwriting agreement shall contain customary provisions regarding indemnification of the Company and the Guarantors with the respect to information provided by the underwriters; and

                           (vi) deliver such documents and certificates as may
                  be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Company and the Guarantors shall provide written notice to the Holders of all Registrable Securities of such underwritten offering at least 15 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Company of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

                  (p) in the case of a Shelf Registration or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Registrable Securities, any underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company and the Guarantors to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement, and make such representatives of the Company and the

Guarantors available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

                  (q) (i) in the case of an Exchange Offer Registration Statement, within a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Initial Purchasers and to counsel to both the Holders of Registrable Securities and the holders of Original Securities and make such changes in any such document prior to the filing thereof as the Initial Purchasers or counsel to the Holders of Registrable Securities or the holders or Original Securities may reasonably request and, except as otherwise required by applicable law, not file any such document in a form to which the Initial Purchasers on behalf of the Holders of Registrable Securities and the holders of Original Securities and counsel to the Holders of Registrable Securities or the holders of Original Securities shall not have previously been advised and furnished a copy of or to which the Initial Purchasers on behalf of the Holders of Registrable Securities and the holders of Original Securities or counsel to either the Holders of Registrable Securities or the holders of Original Securities shall reasonably object, and make the representatives of the Company and the Guarantors available for discussion of such documents as shall be reasonably requested by the Initial Purchasers; and

                      (ii) in the case of a Shelf Registration, within a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel for the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, the counsel to the Holders or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders, the Initial Purchasers on behalf of the Holders of Registrable Securities, counsel for the Holders of Registrable Securities or any underwriter shall not have previously been advised and furnished a copy of or to which the Majority Holders, the Initial Purchasers of behalf of the Holders of Registrable Securities, counsel to the Holders of Registrable Securities or any underwriter shall reasonably object, and make the representatives of the Company and the Guarantors available for discussion of such document as shall be reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, counsel for the Holders of Registrable Securities or any underwriter.

                  (r) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange on which similar debt securities issued by the Company are then listed if requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

                  (s) in the case of a Shelf Registration, use their reasonable best efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the Majority Holders, or if requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

                  (t) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated thereunder;

                  (u) cooperate and assist in any filings required to be made with the NASD and, in the case of a Shelf Registration, in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

                  (v) upon consummation of an Exchange Offer or a Private Exchange, obtain (i) a customary opinion of counsel to the Company and the Guarantors addressed to the Trustee for the benefit of all Holders of Registrable Securities and holders of Original Securities participating in the Exchange Offer or a Private Exchange, and which includes an opinion that (A) each of the Company and the Guarantors has duly authorized, executed and delivered the Exchange Securities and/or Private Exchange Securities, as applicable, and the related indenture, and (B) each of the Exchange Securities and related indenture constitute legal, valid and binding obligations of each of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its respective terms (with customary exceptions) and (ii) an officers' certificate containing the certifications substantially similar to those set forth in Section 5(c) of the Purchase Agreement.

                  In the case of a Shelf Registration Statement, the Company and the Guarantors may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Company and the Guarantors such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing.

                  In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) and 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors (at their expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  In the event that the Company and the Guarantors fail to effect the Exchange Offer or file any Shelf Registration Statement and maintain the effectiveness of any Shelf Registration Statement as provided herein, the Company and the Guarantors shall not file any Registration Statement with respect to any securities (within the meaning of Section 2(1) of the 1933 Act) of the Company and the Guarantors other than Registrable Securities.

                  If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be acceptable to the Company and the Guarantors. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  4.    Indemnification; Contribution.
                        -----------------------------

                  (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (ii) against any and all loss, liability, claim, damage
                  and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company and the Guarantors; and

                    (iii) against any and all expense whatsoever, as incurred
               (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by the Holder, Participating Broker-Dealer or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

               (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Guarantors, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

               (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (e) If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantors on the one hand and the Holders and the Initial Purchasers each on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative fault of the Company and the Guarantors on the one hand and the Holders and the Initial Purchasers each on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, the Holders or the Initial

Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Guarantors, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Company and such Guarantor, as the case may be, and each Person, if any, who controls the Company and such Guarantor, as the case may be, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 4 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule B to the Purchase Agreement and not joint.

          5.    Miscellaneous.
                -------------

          5.1 Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the 1934 Act, the Company and the Guarantors covenant that they will file the reports required to be filed by them under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company and the Guarantors covenant that they will upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the 1933 Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company and the Guarantors will deliver to such Holder a written statement as to whether they have complied with such requirements.

     5.2  No Inconsistent Agreements. The Company and the Guarantors have not
          --------------------------
entered into and the Company and the Guarantors will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company's and the Guarantor's other issued and outstanding securities under any such agreements.

     5.3  Amendments and Waivers. The provisions of this Agreement, including
          ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure.

     5.4  Notices. All notices and other communications provided for or
          -------
permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company and the Guarantors by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company and the Guarantors, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

                  5.5   Successor and Assigns. This Agreement shall inure to the
                        ---------------------
benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be
                                        --------
deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

                  5.6   Third Party Beneficiaries. The Initial Purchasers (even
                        -------------------------
if the Initial Purchasers are not Holders of Registrable Securities) shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made under this Registration Rights Agreement between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                  5.7.  Specific Enforcement. Without limiting the remedies
                        --------------------
available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company and the Guarantors to comply with their obligations under Sections 2.1 through 2.4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantor's obligations under Sections 2.1 through 2.4 hereof.

                  5.8.  Restriction on Resales. Until the expiration of two
                        ----------------------
years after the original issuance of the Securities and the Guarantees, the Company and the Guarantors will not, and will cause their "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities and Guarantees which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such

Securities and Guarantees submit such Securities and Guarantees to the Trustee for cancellation.

     5.9  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     5.10 Headings. The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     5.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     5.12 Severability. In the event that any one or more of the provisions
          ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       SONIC AUTOMOTIVE, INC.


                                       By: /s/ Theodore M. Wright
                                           ---------------------------------
                                           Name:  Theodore M. Wright
                                           Title: Vice President, Treasurer and
                                              Chief Financial Officer

     The Guarantors:

     AUTOBAHN, INC. (a California corporation)
     CAPITOL CHEVROLET AND IMPORTS, INC. (an Alabama corporation)
     COBB PONTIAC CADILLAC, INC. (an Alabama corporation)
     FA SERVICE CORPORATION (a California corporation)
     FAA AUTO FACTORY, INC. (a California corporation)
     FAA BEVERLY HILLS, INC. (a California corporation)
     FAA CAPITOL F, INC. (a California corporation)
     FAA CAPITOL N, INC. (a California corporation)
     FAA CONCORD H, INC. (a California corporation)
     FAA CONCORD N, INC. (a California corporation)
     FAA CONCORD T, INC. (a California corporation)
     FAA DUBLIN N, INC. (a California corporation)
     FAA DUBLIN VWD, INC. (a California corporation)
     FAA HOLDING CORP. (a California corporation)
     FAA LAS VEGAS H, INC. (a Nevada corporation)
     FAA MARIN D, INC. (a California corporation)
     FAA MARIN F, INC. (a California corporation)
     FAA MARIN LR, INC. (a California corporation)
     FAA POWAY D, INC. (a California corporation)
     FAA POWAY G, INC. (a California corporation)
     FAA POWAY H, INC. (a California corporation)
     FAA POWAY T, INC. (a California corporation)
     FAA SAN BRUNO, INC. (a California corporation)
     FAA SANTA MONICA V, INC. (a California corporation)
     FAA SERRAMONTE H, INC. (a California corporation)
     FAA SERRAMONTE L, INC. (a California corporation)
     FAA SERRAMONTE, INC. (a California corporation)
     FAA STEVENS CREEK, INC. (a California corporation)
     FAA TORRANCE CPJ, INC. (a California corporation)
     FIRSTAMERICA AUTOMOTIVE, INC. (a Delaware corporation)
     FORT MILL CHRYSLER-PLYMOUTH-DODGE INC. (a South Carolina corporation) FORT MILL FORD, INC. (a South Carolina corporation)
     FRANCISCAN MOTORS, INC. (a California corporation)
     FREEDOM FORD, INC. (a Florida corporation)
     FRONTIER OLDSMOBILE-CADILLAC, INC. (a North Carolina corporation)
     HMC FINANCE ALABAMA, INC. (an Alabama corporation)
     KRAMER MOTORS INCORPORATED (a California corporation)
     LAWRENCE MARSHALL CHEVROLET, LLC (a Delaware limited liability company) LAWRENCE MARSHALL CHEVROLET, L.P. (a Texas limited partnership)
     L DEALERSHIP GROUP, INC. (a Texas corporation)
     MARCUS DAVID CORPORATION (a North Carolina corporation)

  PHILPOTT MOTORS, LTD. (a Texas limited partnership)
  RIVERSIDE NISSAN, INC. (an  Oklahoma corporation)
  ROYAL MOTOR COMPANY, INC. (an Alabama corporation)
  SANTA CLARA IMPORTED CARS, INC. (a California corporation)
  SMART NISSAN, INC. (a California corporation)
  SONIC AUTOMOTIVE - BONDESEN, INC. (a Florida corporation)
  SONIC AUTOMOTIVE OF CHATTANOOGA, LLC (a Tennessee limited liability company) SONIC AUTOMOTIVE-CLEARWATER, INC. (a Florida corporation)
  SONIC AUTOMOTIVE COLLISION CENTER OF CLEARWATER, INC. (a Florida corporation) SONIC AUTOMOTIVE F&I, LLC (a Nevada limited liability company)
  SONIC AUTOMOTIVE OF GEORGIA, INC. (a Georgia corporation)
  SONIC AUTOMOTIVE OF NASHVILLE, LLC (a Tennessee limited liability company) SONIC AUTOMOTIVE OF NEVADA, INC. (a Nevada corporation)
  SONIC AUTOMOTIVE SERVICING COMPANY, LLC (a Nevada limited liability company) SONIC AUTOMOTIVE OF TENNESSEE, INC. (a Tennessee corporation)
  SONIC AUTOMOTIVE OF TEXAS, L.P. (a Texas limited partnership)
  SONIC AUTOMOTIVE WEST, LLC (a Nevada limited liability company)
  SONIC AUTOMOTIVE - 1307 N. DIXIE HWY., NSB, INC. (a Florida corporation)
  SONIC AUTOMOTIVE-1400 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE-1455 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE-1495 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE-1500 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE - 1720 MASON AVE., DB, INC. (a Florida corporation)
  SONIC AUTOMOTIVE - 1720 MASON AVE., DB, LLC (a Florida limited liability company)
  SONIC AUTOMOTIVE - 1919 N. DIXIE HWY., NSB, INC. (a Florida corporation)
  SONIC AUTOMOTIVE - 21699 U.S. HWY 19 N., INC. (a Florida corporation)
  SONIC AUTOMOTIVE - 241 RIDGEWOOD AVE., HH, INC. (a Florida corporation)
  SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC. (a South Carolina
      corporation)
  SONIC AUTOMOTIVE - 2490 SOUTH LEE HIGHWAY, LLC (a Tennessee limited liability company),
  SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC. (a South Carolina corporation)
  SONIC AUTOMOTIVE - 3401 N. MAIN, TX, L.P. (a Texas limited partnership)
  SONIC AUTOMOTIVE-3700 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE - 3741 S. NOVA RD., PO, INC. (a Florida corporation)
  SONIC AUTOMOTIVE-4000 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE - 4701 I-10 EAST, TX, L.P. (a Texas limited partnership) SONIC AUTOMOTIVE - 5221 I-10 EAST, TX, L.P. (a Texas limited partnership) SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC (a Georgia limited liability company)
  SONIC AUTOMOTIVE-5585 PEACHTREE INDUSTRIAL BLVD., LLC (a Georgia limited liability company),
  SONIC AUTOMOTIVE - 6008 N. DALE MABRY, FL, INC. (a Florida corporation)
  SONIC AUTOMOTIVE - 6025 INTERNATIONAL DRIVE, LLC (a Tennessee limited liability company)
  SONIC AUTOMOTIVE - 9103 E. INDEPENDENCE, NC, LLC (a North Carolina limited liability company)
  SONIC - BETHANY H, INC. (an Oklahoma corporation)
  SONIC - 2185 CHAPMAN RD., CHATTANOOGA, LLC (a Tennessee limited liability company)
  SONIC - BUENA PARK H, INC. (a California corporation)
  SONIC - CAMP FORD, L.P. (a Texas limited partnership)
  SONIC - CAPITAL CHEVROLET, INC. (an Ohio corporation)
  SONIC - CARROLLTON V, L.P. (a Texas limited partnership)
  SONIC CHRYSLER-PLYMOUTH-JEEP, LLC (a North Carolina limited liability company) SONIC - CLASSIC DODGE, INC. (an Alabama corporation)
  SONIC - COAST CADILLAC, INC. (a California corporation)
  SONIC DODGE, LLC (a North Carolina limited liability company)
  SONIC DEVELOPMENT, LLC (a North Carolina limited liability company)
  SONIC - FM AUTOMOTIVE, LLC (a Florida limited liability company)

 SONIC - FM, INC. (a Florida corporation)
 SONIC - FM NISSAN, INC. (a Florida corporation)
 SONIC - FM VW, INC. (a Florida corporation)
 SONIC - FORT WORTH T, L.P. (a Texas limited partnership)
 SONIC - FREELAND, INC. (a Florida corporation)
 SONIC - GLOBAL IMPORTS, L.P. (a Georgia limited partnership)
 SONIC-GLOVER, INC. (an Oklahoma corporation)
 SONIC - HARBOR CITY H, INC. (a California corporation)
 SONIC - HOUSTON V, L.P. (a Texas limited partnership)
 SONIC - INTEGRITY DODGE LV, LLC (a Nevada limited liability company)
 SONIC - LAS VEGAS C EAST, LLC (a Nevada limited liability company)
 SONIC - LAS VEGAS C WEST, LLC (a Nevada limited liability company)
 SONIC - LLOYD NISSAN, INC. (a Florida corporation)
 SONIC - LLOYD PONTIAC - CADILLAC, INC. (a Florida corporation)
 SONIC - LUTE RILEY, L. P. (a Texas limited partnership)
 SONIC - MANHATTAN FAIRFAX, INC. (a Virginia corporation)
 SONIC - MANHATTAN WALDORF, INC. (a Maryland corporation)
 SONIC-MONTGOMERY FLM, INC. (an Alabama corporation)
 SONIC - NEWSOME CHEVROLET WORLD, INC. (a South Carolina corporation)
 SONIC - NEWSOME OF FLORENCE, INC. (a South Carolina corporation)
 SONIC - NORTH CHARLESTON, INC. (a South Carolina corporation)
 SONIC - NORTH CHARLESTON DODGE, INC. (a South Carolina corporation)
 SONIC - PARK PLACE A, L.P. (a Texas limited partnership) (formerly Sonic -
    Dallas Auto Factory, L.P.)
 SONIC PEACHTREE INDUSTRIAL BLVD., L.P. (a Georgia limited partnership) SONIC - READING, L.P. (a Texas limited partnership)
 SONIC RESOURCES, INC. (a Nevada corporation)
 SONIC - RICHARDSON F, L.P. (a Texas limited partnership)
 SONIC-RIVERSIDE, INC. (an Oklahoma corporation)
 SONIC - RIVERSIDE AUTO FACTORY, INC. (an Oklahoma corporation)
 SONIC - ROCKVILLE IMPORTS, INC. (a Maryland corporation)
 SONIC - ROCKVILLE MOTORS, INC. (a Maryland corporation)
 SONIC - SAM WHITE NISSAN, L.P. (a Texas limited partnership)
 SONIC - SHOTTENKIRK, INC. (a Florida corporation)
 SONIC - STEVENS CREEK B, INC. (a California corporation) (formerly known as Don Lucas International, Inc.)
 SONIC - SUPERIOR OLDSMOBILE, LLC (a Tennessee limited liability company) SONIC OF TEXAS, INC. (a Texas corporation)
 SONIC-VOLVO LV, LLC (a Nevada limited liability company)
 SONIC - WEST COVINA T, INC. (a California corporation)
 SONIC - WEST RENO CHEVROLET, INC. (an Oklahoma corporation)
 SONIC - WILLIAMS BUICK, INC. (an Alabama corporation)
 SONIC - WILLIAMS CADILLAC, INC. (an Alabama corporation)
 SONIC - WILLIAMS IMPORTS, INC. (an Alabama corporation)
 SONIC - WILLIAMS MOTORS, LLC (an Alabama limited liability company) SPEEDWAY CHEVROLET, INC. (an Oklahoma corporation)
 SRE ALABAMA - 2, LLC (an Alabama limited liability company)
 SRE ALABAMA - 3, LLC (an Alabama limited liability company)
 SREALESTATE ARIZONA - 1, LLC (an Arizona limited liability company) SREALESTATE ARIZONA - 2, LLC (an Arizona limited liability company) SREALESTATE ARIZONA - 3, LLC (an Arizona limited liability company) SREALESTATE ARIZONA - 4, LLC (an Arizona limited liability company)
 SRE FLORIDA - 1, LLC (a Florida limited liability company)
 SRE FLORIDA - 2, LLC (a Florida limited liability company)
 SRE FLORIDA - 3, LLC (a Florida limited liability company)
 SRE GEORGIA - 1, L.P. (a Georgia limited liability partnership)
 SRE GEORGIA - 2, L.P. (a Georgia limited liability partnership)
 SRE GEORGIA - 3, L.P. (a Georgia limited liability partnership)

  SRE HOLDING, LLC (a North Carolina limited liability company)
  SRE NEVADA - 1, LLC (a Nevada limited liability company)
  SRE NEVADA - 2, LLC (a Nevada limited liability company)
  SRE NEVADA - 3, LLC (a Nevada limited liability company)
  SRE SOUTH CAROLINA - 2, LLC (a South Carolina limited liability company)
  SRE TENNESSEE - 1, LLC (a Tennessee limited liability company)
  SRE TENNESSEE - 2, LLC (a Tennessee limited liability company)
  SRE TENNESSEE - 3, LLC (a Tennessee limited liability company)
  SRE TEXAS - 1, L.P. (a Texas limited partnership)
  SRE TEXAS - 2, L.P. (a Texas limited partnership)
  SRE TEXAS - 3, L.P. (a Texas limited partnership)
  SRE VIRGINIA - 1, LLC (a Virginia limited liability company)
  STEVENS CREEK CADILLAC, INC. (a California corporation)
  TRANSCAR LEASING, INC. (a California corporation)
  TOWN AND COUNTRY CHRYSLER-PLYMOUTH-JEEP, LLC (a Tennessee limited liability company]
  TOWN AND COUNTRY CHRYSLER-PLYMOUTH-JEEP OF ROCK HILL, INC. (a South Carolina
    corporation)
  TOWN AND COUNTRY FORD, INCORPORATED (a North Carolina corporation)
  TOWN AND COUNTRY FORD OF CLEVELAND, LLC (a Tennessee limited liability company)
  TOWN AND COUNTRY JAGUAR, LLC (a Tennessee limited liability company)
  VILLAGE IMPORTED CARS, INC. (a Maryland corporation)
  WINDWARD, INC. (a Hawaii corporation)



  By:  /s/ Theodore M. Wright
      ---------------------------------------
      Name: Theodore M. Wright
      Title: Vice President, Treasurer and
             Chief Financial Officer

Confirmed and accepted as
 of the date first above
 written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

BANC OF AMERICA SECURITIES LLC

BY:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED

By:  /s/ signature illegible
    --------------------------------------------------------
    Name:
    Title:

                                                                       Exhibit A
                                                                       ---------

                           Form of Opinion of Counsel
                           --------------------------

Merrily Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281

Ladies and Gentlemen:

         We have acted as counsel for Sonic Automotive, Inc., a Delaware corporation (the "Company") and its subsidiaries (as "Guarantors" as defined in the Registration Rights Agreement), in connection with the issuance and sale by the Company to the Initial Purchasers (as defined below) of $75,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2008 (the "Notes") of the Company pursuant to and in accordance with the terms of a the Purchase Agreement dated as of November 8, 2001 (the "Purchase Agreement") entered into among the Company, the Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC (collectively, the "Initial Purchasers") and the filing by the Company and the Guarantors of an Exchange Offer Registration Statement (the "Registration Statement") in connection with an Exchange Offer to be effected pursuant to the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of November 19, 2001 between the Company, the Guarantors and the Initial Purchasers. This opinion is furnished to you pursuant to Section 3(f)(B) of the Registration Rights Agreement. Unless otherwise defined herein, capitalized terms used in this opinion that are defined in the Registration Rights Agreement are used herein as so defined.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, as to all matters of fact relevant to this opinion, we have assumed the completeness and accuracy of, and are relying solely upon, the representations and warranties of the Company and the Guarantors set forth in the Purchase Agreement and the statements set forth in certificates of public officials and officers of the Company and the Guarantors, without making any independent investigation or inquiry with respect to the completeness or accuracy of such representations, warranties or statements, other than a review of the certificate of incorporation, by-laws and relevant minute books of the Company and the Guarantors.

         Based on and subject to the foregoing, we are of the opinion that:

         1. The Exchange Securities (including the Guarantees thereof) have been duly authorized, executed and delivered by the Company and the Guarantors, as the case may be.

         2. The Exchange Offer Registration Statement and the Prospectus (other than the financial statements, notes or schedules thereto and other financial data and supplemental schedules included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations promulgated under the 1933 Act.

         3. We have participated with you and your counsel in the preparation of the Registration Statement and the Prospectus and in the course thereof have had discussions with representatives of the Initial Purchasers, officers and other representatives of the Company and the Company's accountants, the Company's independent public accountants, during which the contents of the Registration Statement and the Prospectus were discussed. We have not, however, independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus. In the course of such participation, no facts have come to our attention that would lead us to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein as to which we make no statement) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     This opinion is being furnished to you solely for your benefit in connection with the transactions contemplated by the Registration Rights Agreement, and may not be used for any other purpose or relied upon by any person other than you. Except with our prior written consent, the opinions herein expressed are not to be used, circulated, quoted or otherwise referred to in connection with any transactions other than those contemplated by the Registration Rights Agreement by or to any other person.

                                                     Very truly yours,